Exhibit 2.02

UNCLASSIFIED – NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	Maritime Resources Corp.
Reporting Year	From	1/1/2025	To:	12/31/2025	Date submitted	5/24/2026
Reporting Entity ESTMA Identification Number	E277169		Original Submission Amended Report
Other Subsidiaries Included (optional field)

Not Consolidated

Not Substituted

Attestation by Reporting Entity

In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Hashim Ahmed				Date	5/24/2026
Position Title	CFO

UNCLASSIFIED – NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2025	To:	12/31/2025
Reporting Entity Name	Maritime Resources Corp.					Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E277169
Subsidiary Reporting Entities (if necessary)
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Canada -Newfoundland and Labrador	Town of King's Point		20,000						169,936	189,936
Canada -Newfoundland and Labrador	Government of Newfoundland and Labrador	Mineral Lands Division			520,781					520,781	Land Claims
Canada -Newfoundland and Labrador	Government of Newfoundland and Labrador	Environment, Conservation and Climate Change			11,490					11,490	Water use, permitting
Canada -Newfoundland and Labrador	Town of Baie Verte		32,008							32,008
Canada -Newfoundland and Labrador	Town of Ming's Bight		7,500							7,500
Canada -Newfoundland and Labrador	Government of Newfoundland and Labrador	Department of Finance	4,067							4,067	HAPSET
Canada -Newfoundland and Labrador	WorkPlaceNL				53,139					53,139	Worker Compensation
Canada -Newfoundland and Labrador	Central Regional Health Authority				6,460					6,460	Worker Medical Assessments

Additional Notes:

UNCLASSIFIED – NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2025	To:	12/31/2025
Reporting Entity Name	Maritime Resources Corp.					Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E277169
Subsidiary Reporting Entities (if necessary)
Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
Canada -Newfoundland and Labrador	Argyle	-	-	17,503	-	-	-	-	17,503
Canada -Newfoundland and Labrador	Deer Cove	-	-	1,452	-	-	-	-	1,452
Canada -Newfoundland and Labrador	Green Bay	-	-	79,186	-	-	-	-	79,186
Canada -Newfoundland and Labrador	Hammerdown	24,067	-	59,173	-	-	-	169,936	253,176
Canada -Newfoundland and Labrador	Lochinvar	-	-	3,798	-	-	-	-	3,798
Canada -Newfoundland and Labrador	Orion	-	-	36,939	-	-	-	-	36,939
Canada -Newfoundland and Labrador	Penny Cove	-	-	41,570	-	-	-	-	41,570
Canada -Newfoundland and Labrador	Pine Cove	-	-	81,038	-	-	-	-	81,038
Canada -Newfoundland and Labrador	Point Rousse	39,508	-	94,361	-	-	-	-	133,870
Canada -Newfoundland and Labrador	Stoger Tight	-	-	15,680	-	-	-	-	15,680
Canada -Newfoundland and Labrador	Whisker Valley	-	-	161,169	-	-	-	-	161,169

Additional Notes[3]: